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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF EARLIEST EVENT REPORTED: November 22, 2005


                              ATWOOD OCEANICS, INC.
             (Exact name of registrant as specified in its charter)



                         COMMISSION FILE NUMBER 1-13167


        Internal Revenue Service - Employer Identification No. 74-1611874


                15835 Park Ten Place Drive, Houston, Texas, 77084
                                 (281) 749-7800

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE


     In our Form 8-K filed on July 11, 2005, we advised that at that time we expected our diluted earnings per share for the quarter ended September 30, 2005 would be $.30 to $.40. Our estimate assumed that (i) the SEAHAWK would earn $50,000 per day in revenues for the quarter, (ii) the effective tax rate for the quarter would be 25% and (iii) general and administrative expenses for the quarter would be $3.3 million. Due to customer related delays, the SEAHAWK incurred several days of reduced revenue days in September waiting to relocate to a new platform. As a result, the rig only earned an average per day revenue during the quarter of $45,000, or $450,000 less revenues than anticipated. The effective tax rate for the quarter was also higher than anticipated at 33%. Finally, general and administrative expenses for the quarter were approximately $1 million higher than anticipated at $4.3 million, primarily due to higher than expected professional fees relating to Sarbanes-Oxley compliance and certain personnel-related costs. We also incurred some higher than normal repair and maintenance costs on some of our drilling rigs and incurred an unanticipated approximately $250,000 expense relating to relocating the SEASCOUT to a new stacking location prior to its being sold in October 2005. Based on the foregoing, we now expect (subject to the completion of our fiscal year 2005 audit) that diluted earnings per share for the quarter ended September 30, 2005 to be between $.20 and $.25. We expect to report results for the quarter ended September 30, 2005 and for fiscal year 2005 on December 2, 2005.

     Currently, we have over 90% and 60% of our available rig days contracted for fiscal years 2006 and 2007 respectively. With all our eight drilling units having contractual dayrate commitments that are the highest in their history commencing at various times during fiscal year 2006, we anticipate significant improvement in revenues, cash flows and earnings in fiscal year 2006 compared to fiscal year 2005. We currently believe that diluted earnings per share for the first quarter of fiscal year 2006 (including the gains realized from the sale of the SEASCOUT and our spare 15,000 P.S.I. BOP) should be $.80 to $.85. We also currently believe diluted earnings per share for fiscal year 2006 should exceed $5.00.


     The ATWOOD FALCON is currently being moved from Japan to Malaysia to commence a long-term contractual commitment with Shell. The rig should arrive in Malaysia in early December 2005. The Shell contract could extend through the first half of fiscal year 2009, with dayrates that range from $93,000 to $200,000. The contract provides for Shell to pay $24 million for the rig to be upgraded to drill in 5,000 feet of water plus a $90,000 dayrate during the upgrade period of approximately 2 1/2 months. This upgrade is scheduled to occur in the fourth quarter of fiscal year 2006.


     The ATWOOD HUNTER is currently drilling the first of two wells off the coast of Egypt at a dayrate of $125,000. This drilling program should be completed at the end of March or early April 2006, at which time the rig will commence a two-year contract for Woodside Energy, Ltd. at dayrates that range from $240,000 to $245,000.


     The ATWOOD EAGLE should complete the drilling of its current well at a dayrate of $89,000 in early December 2005, at which time it will undergo an estimated ten days of required regulatory inspections. Following these inspections, the rig will return to work offshore Australia under various contractual commitments with Woodside Energy, Ltd. and BHP Billiton Petroleum that could extend until the third or fourth quarter of fiscal year 2007 depending on the exercise of available option wells. Except for a one-well commitment remaining at a dayrate of $89,000, all wells drilled by the rig following its required regulatory inspections will have a dayrate ranging between $150,000 and $180,000.


     The ATWOOD SOUTHERN CROSS has completed its one-well  drilling  program off the coast of Israel and is currently being moved to a shipyard in Malta to undergo a planned 36 days of equipment upgrades costing approximately $7
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million. At the conclusion of this shipyard work (estimated early January 2006), the rig will commence a two-well drilling program for AGIP at dayrates of $70,000 and $73,000, respectively. Following the completion of the AGIP work (estimated March/April 2006), the rig will be moved to the Black Sea to commence a drilling program for Melrose Resources which should extend into the fourth quarter of fiscal year 2006 at a dayrate of $125,000.


     The ATWOOD BEACON continues to work offshore Vietnam. Following the completion of the drilling of its current well (with a dayrate of $62,400), the rig will drill three additional wells (with a dayrate of $77,000) which could extend into the fourth quarter of fiscal year 2006. Upon completion of its current contract, the rig will be moved to India for a 25-month contract, with dayrates that range from $113,000 to $133,600.

     The VICKSBURG has commenced its two firm well plus one option well drilling commitment with Total offshore Myanmar at a dayrate of $92,000. Upon completion of this program (second quarter of fiscal year 2006), the rig will be moved back to Malaysia to drill a program for Petrofac at dayrates ranging from $82,000 to $87,000 and then move to Cambodia to drill a program for Chevron at a dayrate of $94,500. These three drilling programs could extend into the third quarter of fiscal year 2007.

     The SEAHAWK continues to work for Shell at an operating dayrate of $50,000 offshore Malaysia. The Shell drilling program should extend into early March 2006, at which time the rig will be moved to a shipyard for approximately 2 1/2 months to undergo an approximate $16 million upgrade. Following the shipyard work, the rig will be relocated to West Africa to commence a 730 day (plus four six-month options) drilling program for Amerada Hess at a dayrate of $68,430. The rig could be off dayrate for approximately five months for the planned shipyard work and relocation to West Africa.

     The RICHMOND continues to drill in the Gulf of Mexico for Helis. The drilling of its current well at a dayrate of $39,500 should be completed in December 2005. The rig will then drill four additional wells at a dayrate of $45,000 which could extend to March/April 2006.

     Statements contained in this report with respect to the future are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors: the Company's dependence on the oil and gas industry; the risks involved in the construction and repair of a rig; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism; risks associated with a possible disruption in operations due to war; and governmental regulations and environmental matters. A list of additional risk factors can be found in the Company's annual report on Form 10-K for the year ended September 30, 2004, filed with the Securities and Exchange Commission.


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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 ATWOOD OCEANICS, INC.
                                                 (Registrant)



         DATE: November 22, 2005                 /s/ James M. Holland
                                                 James M. Holland
                                                 Senior Vice President


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